Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS EARNINGS FOR THE THIRD QUARTER OF 2022

Midlothian, Virginia, October 28, 2022. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the third quarter of 2022. Net income for the third quarter of 2022 was $2,153,000, or $1.46 per fully diluted share, compared to net income for the third quarter of 2021 of $2,899,000, or $1.97 per fully diluted share. For the nine months ended September 30, 2022, net income was $6,143,000, or $4.16 per fully diluted share, compared to net income for the nine months ended September 30, 2021, of $10,090,000, or $6.88 per fully diluted share.

Jay Hendricks, President and CEO, commented, “Our Commercial Banking Segment delivered a strong third quarter with results highlighted by net interest margin expansion from the prior quarter attributable to asset mix and higher yields, excluding income from the U.S. Small Business Administration’s Paycheck Protection Program, core loan growth of 2.56% for the quarter, fee income attributable to interchange fees and continued expense control. Our online and mobile banking conversion was completed during the quarter and provides our customers a much improved digital experience.”

“Our Mortgage Banking Segment continues to be impacted by higher rates, lack of home supply and higher home prices during the quarter. We continue to take prudent steps to offset the reduced mortgage banking segment earnings while we navigate the challenges of the current economic environment.”

“Our focus remains on core relationship growth, remaining disciplined in managing our net interest margin and asset mix, navigating the weak mortgage environment and remaining vigilant on credit quality as challenges arise in the macro economic environment. While higher rates are good for net interest income, it will start to pressure deposit pricing and is likely going to increase the cost of working capital for our customers to a point that it reduces loan demand. We are well positioned for a rising rate environment and will address the rising rates through our disciplined approach to balance sheet management and prudent risk taking.”

Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

GAAP Operating Results by Segment
	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Pre-tax earnings (loss) by segment
Commercial banking	$2,688	$2,677	$2,459	$2,433	$2,688
Mortgage banking	(27)	68	(252)	559	963
Income before income tax expense (benefit)	2,661	2,745	2,207	2,992	3,651
Commercial banking income tax expense	514	540	460	512	550
Mortgage banking income tax expense (benefit)	(6)	15	(53)	117	202
Net income	$2,153	$2,190	$1,800	$2,363	$2,899

Three months ended September 30, 2022 vs. three months ended September 30, 2021.

The Commercial Banking Segment posted net income of $2,174,000 for Q3 2022 compared to $2,138,000 for Q3 2021.

The following are variances of note for the three months ended September 30, 2022 compared to the three months ended September 30, 2021:

●	Net interest margin (“NIM”) compressed by four basis points to 3.70% for Q3 2022 compared to 3.74% for Q3 2021. The compression was driven by the following:
o	The Commercial Banking Segement recorded U.S. Small Business Administration (“SBA”) fee income, net of deferred costs, of $23,000 for Q3 2022 compared to $1,210,000 for Q3 2021, through interest income as a result of normal amortization and the receipt of funds from Paycheck Protection Program (“PPP”) loans forgiven by the SBA. In addition, the Commercial Banking Segment recorded interest income associated with PPP loans of $3,000 for Q3 2022 compared to $192,000 for Q3 2021. Total income associated with PPP loans was $26,000 for Q3 2022 compared to $1,402,000 for Q3 2021. Adjusting for the impact of PPP income recognized during Q3 2021, our NIM would have been 3.30%. The PPP income recognized during Q3 2022 had minimal impact on our NIM.
o	The yield on our earning assets decreased by nine basis points, 3.94% as of Q3 2022 compared to 4.03% as of Q3 2021. Adjusting for the PPP income recognized during Q3 2021, the yield on earning assets would have been approximately 3.63% during Q3 2021. The increase in our yield on earning assets, adjusting for PPP income, is a result of improvement in our earning asset mix as well as the impact of the rise in interest rates during 2022.
o	The cost of interest bearing liabilities dropped by eight basis points to 0.41% for Q3 2022 compared to 0.49% for Q3 2021, because of the shift in our deposit mix from higher cost time deposits to lower cost relationship deposits. Time deposits decreased

$18,600,000, or 26.91%, from Q3 2021, and low cost relationship deposits and non-interest bearing deposits together increased $40,367,000, or 7.00%, from Q3 2021.
●	The Commercial Banking Segment recorded a provision for loan loss for Q3 2022 of $100,000 compared to no provision for loan loss expense for Q3 2021. The provision expense for Q3 2022 was due to growth in the overall loan portfolio as well as the impact of the $153,000 net charge-offs during the quarter. The lack of a provision for loan loss, during Q3 2021, was driven by improving macroeconomic conditions, the return of all loan deferrals to contractual payment terms and credit quality remaining strong. While current economic challenges due to higher inflation and the speed at which interest rates are rising remain a risk to credit quality, we believe our current level of allowance for loan losses is sufficient.
●	The Commercial Banking Segment posted noninterest income of $822,000 for Q3 2022 compared to $733,000 for Q3 2021. The increase in noninterest income was driven by an increase in interchange fee income as consumer and business spending remained strong during the quarter.

●	The Commercial Banking Segment posted noninterest expense of $4,499,000 for Q3 2022 compared to $4,370,000 for Q3 2021. The increase in noninterest expense was driven by increased staffing costs and the impact of rising inflation on our expense base.

The Mortgage Banking Segment posted a net loss of $21,000 for Q3 2022 compared to net income of $761,000 for Q3 2021. Mortgage originations were $42,665,000 for Q3 2022, down 44.25% from $76,535,000 for Q3 2021. The drop in mortgage orginations during Q3 2022 is the result of the sharp rise in mortgage rates and the historically low inventory of homes for sale. As a result of the sharp drop in origination volume, the Mortgage Banking Segment has taken steps to right size its expense structure to minimize the impact to earnings.

Nine months ended September 30, 2022 vs. nine months ended September 30, 2021.

The Commercial Banking Segment posted net income of $6,310,000 for the nine months ended September 30, 2022, compared to $6,963,000 for the nine months ended September 30, 2021.

The following are variances of note for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021:

●	NIM compressed by 29 basis points to 3.54% for the nine months ended September 30, 2022 compared to 3.83% for the nine months ended September 30, 2021. The compression was driven by the following:
o	The Commercial Banking Segement recorded SBA fee income, net of deferred costs, of $973,000 for the nine months ended September 30, 2022 compared to $4,034,000 for the nine months ended September 30, 2021, through interest income as a result of normal amortization and the receipt of funds from PPP loans forgiven by the SBA. In addition, the Commercial Banking Segment recorded interest income associated with PPP loans of $81,000 for the nine months ended September 30, 2022 compared to

$930,000 for the nine moths ended September 30, 2021. Total income associated with PPP loans was $1,054,000 for the nine months ended September 30, 2022 compared to $4,964,000 for the nine months ended September 30, 2021. Adjusting for the impact of PPP income recognized during the nine months ended September 30, 2021, our NIM would have been 3.45%.
o	The yield on our earnings assets decreased by 40 basis points, 3.78% for the nine months ended September 30, 2022 compared to 4.18% for the nine months ended September 30, 2021. Adjusting for the PPP income recognized during the nine months ended September 30, 2021, the yield on earnings assets would have been approximately 3.87% as of September 30, 2021. The decrease in our yield on earning assets for the nine months ended September 30, 2022, adjusting for PPP income, was a result of the shift in our earning asset mix which was driven by an increase in our liquid assets (i.e. interest bearing due from other institutions and investment securities) due to the reduction in the PPP loan balances because of loan forgiveness, which was partially offset by growth in the core loan portfolio and growth in our deposit base. The rise in interest rates during the nine months ended September 30, 2022 partially offset the impact of the increased liquid assets.
o	The cost of interest bearing liabilities dropped by 17 basis points to 0.41% for the nine months ended September 30, 2022 compared to 0.58% for the nine months ended September 30, 2021, because of the shift in our deposit mix from higher cost time deposits to lower cost relationship deposits. Time deposits decreased $18,600,000, or 26.91%, from September 30, 2021, and low cost relationship depsits and non-interest bearing deposits together increased $40,367,000, or 7.00%, from September 30, 2021.
●	The Commercial Banking Segment recorded a recovery of provision for loan loss expenses of $300,000 and $500,000 for the nine months ended September 30, 2022 and September 30, 2021, respectively. The recovery of provision for loan loss expense, during the nine months ended September 30, 2022 and September 30, 2021, resulted from reductions in the qualitative factors driven by improving economic factors, improved credit metrics, and reductions in loan deferrals. While current economic challenges due to higher inflation and the speed at which interest rates are rising remain a risk to credit quality, we believe our current level of allowance for loan losses is sufficient.
●	The Commercial Banking Segment posted noninterest income of $2,512,000 for the nine months ended September 30, 2022 compared to $2,190,000 for the nine months ended September 30, 2021. The increase in noninterest income was driven by an increase in fee income as consumer and business spending picked up during the nine months ended September 30, 2022, and the recognition of $79,000 in gains on the sale of SBA loan guarantee strips during the nine months ended September 30, 2022, compared to no gains during the nine months ended September 30, 2021.

●	The Commercial Banking Segment posted noninterest expense of $13,510,000 for the nine months ended September 30, 2022 compared to $12,646,000 for the nine months ended

September 30, 2021. The increase in noninterest expense was primarily driven by the deferral of $1,052,000 in salary and benefits costs during the nine months ended September 30, 2021 associated with the volume of PPP loan originations during the period.

The Mortgage Banking Segment posted a net loss of $167,000 for the nine months ended September 30, 2022 compared to net income of $3,127,000 for the nine months ended September 30, 2021. Mortgage originations were $138,932,000 for the nine months ended September 30, 2022, down 42.28% from $240,700,000 for the nine months ended September 30, 2021. The drop in mortgage orginations during the nine months ended September 30, 2022, is the result of the sharp rise in mortgage rates and the historically low inventory of homes for sale. As a result of the sharp drop in origination volume, the Mortgage Banking Segment has taken steps to right size its expense structure to minimize the impact to earnings.

Pre-Tax Pre-Provision Earnings by Segment

The following table presents the pre-tax, pre provision (“PTPP”) earnings by segment for the indicated periods (in thousands):

Pre-Tax Earnings by Segment
	YTD 2022	YTD 2021	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Pre-Tax Earnings by Segment
Commercial banking - PTPP (ex. PPP)(1)	$6,470	3,458	$2,762	$2,189	$1,519	$1,364	$1,286
Commercial banking - PPP Income	1,054	4,964	26	488	540	1,069	1,402
Commercial banking income before provision for (recovery of) loan losses and income tax expense	7,524	8,422	2,788	2,677	2,059	2,433	2,688
Mortgage banking income (loss) before income tax expense (benefit)	(211)	3,958	(27)	68	(252)	559	963
Income before provision for (recovery of) loan losses and income tax expense	7,313	12,380	2,761	2,745	1,807	2,992	3,651

Provision for (recovery of) loan losses	(300)	(500)	100	—	(400)	—	—

GAAP income before income tax expense	$7,613	$12,880	$2,661	$2,745	$2,207	$2,992	$3,651
(1)	Non-GAAP financial measure.

The Commercial Banking Segment recorded PTPP earnings of $2,788,000 for Q3 2022 compared to $2,688,000 for Q3 2021. For the nine months ended September 30, 2022, PTPP earnings were $7,524,000, compared to $8,422,000 for the nine months ended September 30, 2021.

Excluding income from PPP loans, the Commercial Banking Segment’s Q3 2022 PTPP earnings grew $1,476,000, or 114.77%, from Q3 2021 and the nine months ended September 30, 2022 PTPP earnings grew $3,012,000, or 87.10%, from the nine months ended September 30, 2021. The growth in the Commercial Banking Segement’s PTPP earnings was the result of growth in the core loan portfolio and the investment portfolio and the reduction in our cost of interest bearing liabilities.

The Company believes that reporting PTPP earnings, excluding income from PPP loans, provides a useful illustration of the Company’s core operating performance over the reported periods.  PTPP earnings, excluding PPP loans, is determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  Non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Financial Highlights

Highlights for the three and nine months ended September 30, 2022 and September 30, 2021 are as follows:

	Three Months Ended		Nine Months Ended
Metric	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Consolidated
Return on average equity(1)	13.90%	18.81%	13.25%	23.32%
Return on average assets(1)	1.14%	1.59%	1.09%	1.89%
Commercial Banking Segment
Return on average equity(1)	14.03%	13.87%	13.61%	16.09%
Return on average assets(1)	1.15%	1.17%	1.12%	1.30%
Net interest income to average assets	3.42%	3.46%	3.29%	3.54%
Provision for (recovery of) loan losses to average assets	0.05%	—%	(0.05)%	(0.09)%
Noninterest income to average assets	0.44%	0.40%	0.45%	0.41%
Noninterest expense to average assets	2.38%	2.39%	2.40%	2.37%
Mortgage Banking Segment
Return on average equity(1)	(0.14)%	4.94%	(0.36)%	7.23%
Return on average assets(1)	(0.01)%	0.42%	(0.03)%	0.59%
Net income before tax to average assets	(0.01)%	0.53%	(0.04)%	0.74%

(1)	Annualized.

Loans and Asset Quality

The following table provides the composition of our gross loan portfolio at the dates indicated (in thousands):

Loans Outstanding
Loan Type	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
C&I + Owner occupied commercial real estate	$212,960	$208,546	$187,897	$180,928	$164,819
PPP Loans	710	1,069	17,023	32,601	56,809
Nonowner occupied commercial real estate	167,854	169,773	146,530	142,429	143,993
Acquisition, development and construction	40,546	37,028	42,691	49,149	50,791
Total commercial loans	422,070	416,416	394,141	405,107	416,412
Consumer/Residential	92,525	83,969	96,411	92,372	87,284
Student	22,010	23,413	24,693	25,975	27,624
Other	4,078	3,758	3,397	3,003	2,986
Total loans	$540,683	$527,556	$518,642	$526,457	$534,306

Core loans, which are total loans, excluding PPP loans, increased by $13,486,000, or 2.56%, from Q2 2022, and increased by $62,476,000, or 13.08%, from Q3 2021.  Core loan growth continues to be product of our success in converting non-customer PPP borrowers into new core relationships and overall organic growth.

PPP loans decreased by $359,000, or 33.58%, from Q2 2022 and decreased by $56,099,000, or 98.75%, from Q3 2021.

Asset quality

The Bank’s asset quality metrics continue to compare favorably to our peers as follows:

Asset Quality Metrics
	Village					Peer Group
Metric	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2022(1)
Allowance for Loan and Lease Losses/Nonperforming Loans	342.57%	280.87%	260.49%	251.94%	233.82%	253.50%
Net Charge-offs (recoveries) to Average Loans(2)	0.11%	(0.01%)	(0.29%)	0.01%	(0.01%)	0.04%
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.20%	0.26%	0.29%	0.30%	0.34%	0.67%
Nonperforming Assets/Bank Total Assets (3)	0.13%	0.16%	0.17%	0.18%	0.20%	0.32%
(1) Source - S&P Global data for VA Banks <$1 Billion in assets as of June 30, 2022.
(2) Annualized.
(3) Nonperforming assets excluding performing troubled debt restructurings.

Deposits

The following table provides the composition of our deposits at the dates indicated (in thousands):

Deposits Outstanding
Deposit Type	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Noninterest-bearing demand	$279,268	$278,260	$279,756	$268,804	$270,397
Interest checking	86,894	88,630	92,534	89,599	76,693
Money market	193,643	198,157	196,718	187,942	183,096
Savings	57,498	54,702	55,489	54,106	46,750
Time deposits	50,516	54,892	59,176	63,597	69,116
Total deposits	$667,819	$674,641	$683,673	$664,048	$646,052

Total deposits decreased by $6,822,000, or 1.01.%, from Q2 2022, and increased by $21,767,000, or 3.37%, from Q3 2021. Variances of note are as follows:

●	Noninterest bearing demand account balances increased $1,008,000 from Q2 2022 and increased $8,871,000 from Q3 2021, and represented 41.82% of total deposits compared to 41.25% as of Q3 2022 and 41.85% as of Q3 2021. The increase from Q3 2021 is the result of core relationship growth.

●	Low cost relationship deposits (i.e. interest checking, money market, and savings) balances decreased $3,454,000, or 1.01%, from Q2 2022 and increased $31,496,000, or 10.27%, from Q3 2021. The decrease from Q2 2022 is the result of seasonal fluctuations in customer accounts. The increase from Q2 2021 is the result of growth in core relationships, growth in accounts from non-customer PPP loan applicants and the migration of customer funds from time deposits.

●	Time deposits decreased by $4,376,000, or 7.97%, from Q2 2022 and $18,600,000, or 26.91%, from Q3 2021. The decrease in time deposits is primarily driven by the migration of customers from time deposits to lower cost deposit products.

Capital

Shareholders’ equity at September 30, 2022 was $58,372,000 compared to $63,401,000 at December 31, 2021, which resulted in a tangible common equity ratio of 7.86% and 8.47%, as of September 30, 2022 and December 31, 2021, respectively. The $5,029,000 decrease in shareholders’ equity during the nine months ended September 30, 2022 was primarily due to the $10,824,000 increase in accumulated other comprehensive loss associated primarily with the unrealized holding losses arising in the available for sale investment securities portfolio during the period, which were the result of the movement in interest rates during the nine months ended September 30, 2022. The increase in the unrealized holding losses was partially offset by net income of $6,143,000 during the nine months ended September 30, 2022.

The Bank continues to maintain a strong, well-capitalized position. The following table presents the regulatory capital ratios for the Bank at the dates indicated:

Bank Regulatory Capital Ratios
Ratios	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Common equity tier 1	13.90%	13.91%	14.07%	14.01%	13.96%
Tier 1	13.90%	13.91%	14.07%	14.01%	13.96%
Total capital	14.48%	14.52%	14.69%	14.66%	14.63%
Tier 1 leverage	10.53%	10.22%	10.13%	9.86%	9.96%

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank.  Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has nine branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements.  For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement.  These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals.  Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning.  You can also identify them by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

●	the impacts of the ongoing COVID-19 pandemic;
●	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;
●	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
●	the effects of future economic, business and market conditions;
●	our inability to maintain our regulatory capital position;
●	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;
●	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;
●	risks inherent in making loans such as repayment risks and fluctuating collateral values;
●	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
●	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
●	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
●	governmental monetary and fiscal policies;
●	geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad;
●	changes in accounting policies, rules and practices;
●	reliance on our management team, including our ability to attract and retain key personnel;
●	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
●	demand, development and acceptance of new products and services;
●	problems with technology utilized by us;
●	changing trends in customer profiles and behavior; and
●	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

Financial Highlights
(Dollars in thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
	(Unaudited)	(Unaudited)	(Unaudited)	*	(Unaudited)
Balance Sheet Data
Total assets	$742,703	$752,597	$764,417	$748,401	$730,061
Investment securities	134,503	131,623	139,866	93,699	88,549
Loans held for sale	5,076	7,963	7,507	5,141	13,275
Loans, net	541,275	528,130	518,764	526,024	532,905
Allowance for loan losses	(3,370)	(3,423)	(3,403)	(3,423)	(3,443)
Deposits	667,819	674,641	683,673	664,048	646,052
Borrowings	14,448	14,440	14,432	14,424	14,416
Shareholders' equity	58,372	60,053	61,480	63,401	61,730
Book value per share	$39.55	$40.68	$41.64	$43.03	$42.09
Total shares outstanding	1,476,017	1,476,165	1,476,392	1,473,469	1,466,765

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	0.62%	0.65%	0.66%	0.65%	0.65%
Loans, net of deferred fees and costs (excluding PPP loans)	0.62%	0.65%	0.68%	0.69%	0.72%
Nonperforming loans	342.57%	280.87%	260.49%	251.94%	233.82%
Net charge-offs (recoveries) to average loans(1)	0.11%	(0.01%)	(0.29%)	0.01%	(0.01%)
Nonperforming assets to total assets	0.13%	0.16%	0.17%	0.18%	0.20%

Bank Capital Ratios
Common equity tier 1	13.90%	13.91%	14.07%	14.01%	13.96%
Tier 1	13.90%	13.91%	14.07%	14.01%	13.96%
Total capital	14.48%	14.52%	14.69%	14.66%	14.63%
Tier 1 leverage	10.53%	10.22%	10.13%	9.86%	9.96%

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$6,955	$6,731	$6,268	$6,743	$6,921
Interest expense	420	410	407	445	492
Net interest income before
provision for (recovery of) loan losses	6,535	6,321	5,861	6,298	6,429
Provision for (recovery of) loan losses	100	—	(400)	—	—
Noninterest income	1,750	1,938	1,628	2,462	2,859
Noninterest expense	5,524	5,514	5,682	5,768	5,637
Income before income tax expense	2,661	2,745	2,207	2,992	3,651
Income tax expense	508	555	407	629	752
Net income	$2,153	$2,190	$1,800	$2,363	$2,899
Earnings per share
Basic	$1.46	$1.48	$1.22	$1.61	$1.97
Diluted	$1.46	$1.48	$1.22	$1.61	$1.97

Performance Ratios
Return on average assets(1)	1.14%	1.16%	0.97%	1.26%	1.59%
Return on average equity(1)	13.90%	14.40%	11.48%	14.78%	18.81%
Net interest margin(1)	3.70%	3.57%	3.36%	3.56%	3.74%

* Derived from audited consolidated financial statements.
(1) Annualized.

Financial Highlights
(Dollars in thousands, except per share amounts)

	Nine Months Ended
	September 30,	September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$19,954	$20,923
Interest expense	1,238	1,728
Net interest income before
provision for (recovery of) loan losses	18,716	19,195
Provision for (recovery of) loan losses	(300)	(500)
Noninterest income	5,317	9,882
Noninterest expense	16,720	16,697
Income before income tax expense	7,613	12,880
Income tax expense	1,470	2,790
Net income	$6,143	$10,090
Earnings per share
Basic	$4.16	$6.88
Diluted	$4.16	$6.88

Performance Ratios
Return on average assets(1)	1.09%	1.89%
Return on average equity(1)	13.19%	23.32%
Net interest margin(1)	3.54%	3.83%

* Derived from audited consolidated financial statements.
(1) Annualized.